Exhibit 99.2

Combined Interim Financial Statements (Unaudited)

and Review Report of
Independent Certified Public Accountants

Halo Pharmaceutical And AFFILIATES

June 30, 2018 and 2017

Halo Pharmaceutical And AFFILIATES

table of contENTS

Page
Combined Interim Financial Statements
Combined Balance Sheets	3
Combined Statements of Comprehensive Income	4
Combined Statements of Changes in Stockholders’ Equity	5
Combined Statements of Cash Flows	6
Notes to Combined Financial Statements	7 - 25

Halo Pharmaceutical And affiliates

Combined Balance Sheets (Unaudited)

As of June 30, 2018 and 2017

	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$3,570,017	$3,548,195
Accounts receivable	15,555,348	16,710,077
Inventory	11,854,214	13,489,699
Due from related parties	22,978,428	220,388
Prepaid expenses and other current assets	1,297,537	1,918,410
Total current assets	55,255,544	35,886,769
Noncurrent assets
Property, plant and equipment, net	62,721,034	64,377,948
Intangibles, net	3,310,276	3,858,165
Goodwill	821,948	823,839
Deposits and other assets	101,994	196,949
Total noncurrent assets	66,955,252	69,256,901
TOTAL ASSETS	$122,210,796	$105,143,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,192,704	$4,444,209
Accrued expenses	5,265,223	6,097,224
Current portion of advances from customers	4,301,766	5,598,012
Income tax payable	186,959	456,026
Line of credit	-	6,000,000
Current portion of long-term debt	5,275,419	2,197,451
Current portion of capital lease obligations	217,314	110,400
Current portion of due to related parties	346,349	368,099
Current portion of long-term payable	1,081,132	4,951,747
Total current liabilities	19,866,866	30,223,168
Noncurrent liabilities
Advances from customers, net of current portion	4,536,101	4,088,296
Deferred income taxes	10,088,436	12,675,345
Long-term debt, net of current portion	39,764,327	20,259,626
Capital lease obligations, net of current portion	105,964	427,074
Due to related parties, net of current portion	940,330	3,480,991
Long-term payable, net of current portion	1,597,971	2,690,921
Total noncurrent liabilities	57,033,129	43,622,253
Total liabilities	76,899,995	73,845,421
Commitments and contingencies
Stockholders’ equity
Capital	23,467,323	23,467,323
Retained earnings	22,499,922	8,654,477
Accumulated other comprehensive loss	(3,662,868)	(3,502,278)
Halo Pharmaceutical and Affiliates stockholders’ equity	42,304,377	28,619,522
Noncontrolling interest	3,006,424	2,678,727
Total equity	45,310,801	31,298,249
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$122,210,796	$105,143,670

The accompanying notes are an integral part of these combined financial statements.

Halo Pharmaceutical And affiliates

Combined Statements of Comprehensive Income (Unaudited)

For the six-month periods ended June 30, 2018 and 2017

	2018	2017
Revenues	$54,639,188	$46,448,727
Cost of revenues	36,244,718	34,610,966
Gross profit	18,394,470	11,837,761
Operating expenses	7,725,518	7,043,192
Management fees and other - related party expenses	915,470	930,299
Income from operations	9,753,482	3,864,270
Other expenses (income)
Interest income	(30,171)	(151)
Interest expense	750,020	574,057
Loss (gain) on disposal of assets	-	(10,000)
Other expenses	64,215	163,834
	784,064	727,740
Income before provision for income tax and noncontrolling interest	8,969,418	3,136,530
Provision for income tax	1,723,849	1,187,053
Net income before noncontrolling interest	7,245,569	1,949,477
Net income attributable to the noncontrolling interest	445,810	742,027
Net income attributable to Halo Pharmaceutical and Affiliates	6,799,759	1,207,450
Other comprehensive income
Foreign currency translation adjustments	(842,474)	221,458
Total other comprehensive income	(842,474)	221,458
Comprehensive income	6,403,095	2,170,935
Comprehensive income attributable to noncontrolling interests	273,836	718,258
Comprehensive income attributable to Halo Pharmaceutical and Affiliates	$6,129,259	$1,452,677

The accompanying notes are an integral part of these combined financial statements.

Halo Pharmaceutical and affiliates

Combined Statements of Changes in Stockholders’ Equity (Unaudited)

For the six-month periods ended June 30, 2018 and 2017

	Halo Pharmaceutical and Affiliates
	Capital Stock Amount	Retained Earnings	Accumulated Other Comprehensive Loss	Stockholders’ Equity Amount	Noncontrolling Interest	Total
Balance at December 31, 2016	$23,467,323	$7,447,027	$(3,747,505)	$27,166,845	$1,960,469	$29,127,314
Net income for the period	-	1,207,450	-	1,207,450	742,027	1,949,477
Foreign currency translation adjustment	-	-	245,227	245,227	(23,769)	221,458
Comprehensive income	-	1,207,450	245,227	1,452,677	718,258	2,170,935
Balance at June 30, 2017 (Unaudited)	$23,467,323	$8,654,477	$(3,502,278)	$28,619,522	$2,678,727	$31,298,249
Balance at December 31, 2017	$23,467,323	$15,700,163	$(2,992,368)	$36,175,118	$2,732,588	$38,907,706
Net income for the period	-	6,799,759	-	6,799,759	445,810	7,245,569
Foreign currency translation adjustment	-	-	(670,500)	(670,500)	(171,974)	(842,474)
Comprehensive income	-	6,799,759	(670,500)	6,129,259	273,836	6,403,095
Balance at June 30, 2018 (Unaudited)	$23,467,323	$22,499,922	$(3,662,868)	$42,304,377	$3,006,424	$45,310,801

The accompanying notes are an integral part of these combined financial statements.

Halo Pharmaceutical And affiliates

Combined Statements of Cash Flows (Unaudited)

For the six-month periods June 30, 2018 and 2017

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income before noncontrolling interest	$7,245,569	$1,949,477
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property, plant and equipment	3,008,117	2,668,570
Amortization of intangibles	216,875	193,818
Amortization of deferred financing fees	56,181	31,248
Loss (gain) on disposal of assets	-	(10,000)
Deferred income taxes	(1,201,627)	19,456
Foreign currency transaction loss	103,603	216,430
Changes in operating assets and liabilities:
Accounts receivable	1,502,048	(5,454,471)
Inventory	737,994	1,779,017
Prepaid expenses and other current assets	(83,126)	(234,225)
Due from/to related parties	(2,468,326)	(1,815,311)
Deposits and other assets	8,300	-
Accounts payable	(1,840,769)	(1,388,766)
Accrued expenses	(980,382)	(1,686,917)
Advances from customers	(587,620)	2,062,667
Net cash provided by (used in) operating activities	5,716,837	(1,669,007)
CASH FLOWS FROM INVESTING ACTIVITIES
Origination of promissory note to related party	(22,512,601)	-
Acquisition of property, plant and equipment	(1,842,986)	(1,291,880)
Proceeds from sale of assets	-	10,000
Net cash used in investing activities	(24,355,587)	(1,281,880)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of capital lease obligations	(108,748)	(259,789)
Proceeds from long-term debt	25,000,000	-
Repayments of long-term debt	(7,323,295)	(1,479,020)
Repayments of long-term other payable	(615,690)	(1,515,634)
Net cash provided by (used in) financing activities	16,952,267	(3,254,443)
Effects of exchange rate changes on cash	233,281	(164,511)
Net decrease in cash	(1,453,202)	(6,369,841)
Cash and cash equivalents at beginning of period	5,023,219	9,918,036
Cash and cash equivalents at end of period	$3,570,017	$3,548,195
Supplemental cash flow information
Cash paid during the year for:
Interest	$749,858	$573,739
Income taxes	$2,000,000	$312,000

The accompanying notes are an integral part of these combined financial statements.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

1.	organization AND NATURE OF OPERATIONS

Organization

Effective January 1, 2015, the founding stockholders and members of Halo Pharmaceutical, Inc. (“Halo US”) and Halo Pharmaceutical Holding, LLC (“Holding”) and Holding’s subsidiary, Halo Pharmaceutical Realty LLC (“Realty”) sold 100% of their equity interests in Halo US and Holding to Angel US Holdings, L.P. (“Angel US”) and concurrently, two of the founding stockholders bought back a minority interest in Angel US. Angel US was created to be a holding company for the purpose of purchasing Halo US and Holding. In conjunction with this transaction, the organization structure of the surviving entities was restructured whereby Holding became a wholly owned subsidiary of Halo US.

Additionally, effective January 1, 2015, the founding members of Halo NJ Holding LLC (“NJ Holding”) and NJ Holding’s subsidiary, 8121117 Canada Inc. (“8121117” or “Canada Holdings”) and 8121117’s subsidiary 8119929 Canada Inc. (“8119929” or “Halo Montreal”) sold 100% of their equity interests in NJ Holding to Angel Canada Holdings, L.P. (“Angel Canada”) and concurrently, two of the founding stockholders bought back a minority interest in Angel Canada.  Angel Canada was created to be a holding company for the purpose of purchasing NJ Holding.

Furthermore, effective January 1, 2015, the sole shareholder of Halo Pharmaceutical Canada, Inc. (“Halo Canada”) and Halo Canada’s subsidiary, Jefferson Hannover Group Inc. (“JHG”) sold a majority of his equity interest to SK Angel Mirabel Holdings Inc. (“Angel Mirabel”).  Angel Mirabel was created to be a holding company for the purpose of purchasing an equity interest into Halo Canada.

Halo Canada, Canada Holdings, and Halo Montreal, were incorporated on February 29, 2012 under the Canada Business Corporations Act and are located in Mirabel (Quebec), Canada. Halo Canada operates as the main operating entity while Canada Holdings and Halo Montreal main activities consist of renting Canadian based property plant and equipment to Halo Canada, the operating company under common control.

JHG has been a wholly owned subsidiary of Halo Canada since December 20, 2013 and domiciled in New Jersey, USA. The main activities consist of sharing in the rental income and investments of the USA based property plant and equipment owned under common control since January 1, 2015.

Angel Mirabel was incorporated on December 17, 2014 under the Canada Business Corporations Act as a holding company for Halo Canada and JHG.

Holding and its subsidiary, Realty, are limited liability companies with perpetual lives and own the manufacturing facility in Whippany, New Jersey in which Halo operates. In 2016, Holding owned 100% of the Class A shares in Realty.

Additionally, during 2017, the company simplified its corporate structure and dissolved the Holding and JHG entities as these entities no longer served any useful purpose due to the 2015 transaction and the entities being under common control. As of June 30, 2018, Realty was 100% wholly owned subsidiary of Halo US.

SK Angel Holdings, L.P. (“SK Angel”) is the majority owner of Angel US, Angel Canada, and Angel Mirabel and their related subsidiaries.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

The combined interim financial statements of Halo Pharmaceutical and Affiliates include the activities of Halo US, Holding, Realty, Halo Canada, Canada Holdings, Halo Montreal, JHG, and Angel Mirabel (collectively, the “Company” or “Halo Pharmaceutical” or “Halo Pharma”), which are all owned by SK Angel. These companies are also under a common management.

Nature of Operations

Halo Pharmaceutical manufactures products for its customers under renewable contracts and its facilities are registered with the Food and Drug Administration (“FDA”).  Halo US is also registered with the Drug Enforcement Administration (“DEA”) and Medicines and Healthcare products Regulatory Agency (“MHRA”). Halo Canada is registered with Health Canada. The manufacturing capabilities of Halo Pharma cover all aspects of commercial finish dosage form production of small molecule and biological drugs, including tablets, capsules, ointments and liquids manufacturing to finished goods packaging. Halo Pharma also offers a wide range of analytical development services with expertise in the areas of product and process development, production scale-up and validation and technology transfer. Halo Pharma’s dedicated laboratories and pilot facilities can assist at all stages of development from pre-clinical to phase III as well as commercial manufacturing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

The Company combined all entities that it controls by ownership by SK Angel. As of June 30, 2018 and 2017, there were no entities considered as variable interest entities of Halo Pharmaceutical. All material intercompany accounts and transactions have been eliminated.

Basis of Preparation

The combined interim financial statements for June 30, 2018 and 2017, are unaudited, and in the opinion of management, contain all adjustments necessary for a fair presentation of the combined interim financial statements.  Such adjustments consist solely of normal recurring items.  Interim results are not necessarily indicative of results for a full year or any subsequent interim period.  The consolidated interim financial statements and notes are prepared in accordance with accounting principles generally accepted in U.S. GAAP and do not contain certain information included in the annual consolidated financial statements and accompanying notes of the Company.  These combined interim financial statements should be read in conjunction with the annual combined financial statements and accompanying notes for the year ended December 31, 2017.

Use of Estimates

The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates, judgments and assumptions that may affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates their estimates and judgments and methodologies, including those related to revenue recognition, account receivable allowances, valuation of inventory, useful lives of property and equipment, and impairment of intangibles. The Company bases their estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

Revenue Recognition

The Company enters into a number of collaboration agreements with pharmaceutical companies which typically include upfront payments, payments based upon achievement of pre-clinical and clinical development services (pharmaceutical development) and manufacturing services.

In the normal course of business, the Company enters into transactions, referred to as multiple-element transactions, which involve making judgments about allocating the consideration to the various elements of the transactions. In accounting for multiple-element transactions, judgment must be exercised in identifying the separate elements in a bundled transaction as well as determining the values of these elements. These judgments can impact the amount of revenues and net income recognized over the term of the contract, as well as the period in which they are recognized. In determining the value of the respective elements, the Company refers to historical transactions and the Company’s best estimate of selling price.

Commercial Manufacturing

The Company’s commercial manufacturing revenue consists of sales of prescription drugs manufactured to order in accordance with customer specifications. Manufacturing revenues are recognized when persuasive evidence of an arrangement exists, title to the product and associated risk of loss has passed to the customer, which is considered to occur when the product has been shipped to the customer, the sales price is fixed or determinable, and collectability is reasonably assured. The Company records their product sales, net of sales discounts and allowances as a reduction of product sales, at the time the product is shipped or quantity released according to contractual agreement.

Pharmaceutical Development

Pharmaceutical development revenue consists of revenue from performance on product development contracts.  As product development projects routinely change in size and scope, the Company is unable to estimate the percentage of completion of a particular service or task within the contract. As such, revenue from the performance of each service or task is recognized using the completed performance method. Under the completed performance method, revenue and contract costs are deferred and both are recognized when all deliverables are completed. There were no significant services or tasks under the pharmaceutical development contracts outstanding as of June 30, 2018 and 2017.

Storage Fees

Revenues from storage are recognized when the related storage services are performed.

Reimbursed Expenses

Expense reimbursement revenue is recognized by the Company as incurred. The Company records its contractual expense reimbursements as a component of its revenue, as incurred, on a gross basis, with the expense reimbursements received as revenue and the related expenses as an expense account in accordance with the guidance in Accounting Standards Codification (“ASC”) 605-45-45-23.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, debt, notes payable, accounts payable and accruals.  Due to their short-term nature, the carrying amounts of such financial instruments approximate their fair value.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

Foreign Currency Translation

The financial statements of all foreign affiliates were prepared in their respective local functional currencies and translated into U.S. dollars based on the current exchange rate at the end of the period for the balance sheet and a weighted-average rate for the period on the combined statement of comprehensive income Adjustments resulting from translation of financial statements are reflected as a separate component of accumulated other comprehensive income.  Transaction gains and losses are included in earnings.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited at banks and highly liquid investments with maturities of 90 days or less when purchased. The Company places its cash and cash equivalents in institutions and funds of high credit quality. The Company maintains cash at financial institutions that periodically exceed federally insured amounts. The Company has not experienced any loss in such accounts and believes it is not exposed to any significant risk on cash.

Advances from Customers

The Company receives advance payments from the customers for certain contracts which are recorded as liabilities. As of June 30, 2018 and 2017, the total outstanding advances from customers amounted to $8,837,867 and $9,686,308, respectively, of which, $4,301,766 and $5,598,012, respectively, are presented as current liabilities in the combined balance sheets.

Accounts Receivable

The Company monitors exposure to credit losses and maintains an allowance for doubtful accounts for anticipated losses considered necessary under the circumstances. Accounts receivable are charged against the allowance for doubtful accounts once uncollectability has been determined. Accounts receivable are considered to be past due and placed on delinquent status based on contractual terms, as well as how frequently payments are received, on an individual account basis. There were no allowances for doubtful accounts as of June 30, 2018 and 2017.

Inventory

Inventory, which consists of raw materials, packaging materials, work in process and finished goods, is stated at the lower of cost or market. The cost of the inventory is determined primarily on a standard cost, with a portion valued at weighted moving average basis, which approximates actual costs on the first in, first out basis.  The Company manufactures prescription drugs to order in accordance with customer specifications. Included in inventory is raw materials used in production of pre-clinical and clinical products.

As of June 30, 2018 and 2017, the Company recorded a lower of cost or market adjustment and reserves for slow moving or obsolete inventory totaling $1,085,147 and $1,986,450, respectively.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using straight-line method over the estimated useful lives of the related assets. The costs of improvements that extend the life or increase the functionality of equipment are capitalized. Construction in progress is stated at cost, which includes the cost of construction and other direct costs attributable to the construction. No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into use. Repairs and maintenance are expensed as incurred.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

When property, plant and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed and any resulting gain or loss is included in the other expense (income) for the respective period.

Intangible Assets

Intangible assets consist of trade names, customer relationships and product rights. Intangible assets are amortized over their estimated useful lives of 10 years. Intangible assets are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. During the periods ended June 30, 2018 and 2017, there were no events or circumstances that indicated that the carrying amounts of the intangibles may not be recoverable, and therefore, no impairment loss was recorded.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable in accordance with ASC 360, Property, Plant and Equipment. Impairment losses are recorded on long-lived assets when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. For the six-month periods ended June 30, 2018 and 2017, the Company did not record any impairment losses.

Goodwill

Goodwill is the excess of the cost of an acquired enterprise over the net of the amounts assigned to assets acquired and liabilities assumed. Goodwill is not amortized but is tested for impairment when events or changes in circumstances indicate that the carrying amount of the reporting unit to which the goodwill is assigned may exceed its fair value. When the carrying amount of a reporting unit exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to the excess. During the six-month periods ended June 30, 2018 and 2017, there were no events or circumstances that indicated that the carrying amounts of the goodwill does not exceed fair value, and therefore, no impairment loss was recorded.

Deferred Financing Costs

Deferred financing fees primarily consist of bank and legal fees and are amortized straight line over the term of the related debt. Total amortization expense for the six-month periods ended June 30, 2018 and 2017 was $56,181 and $31,248, respectively.  As of June 30, 2018 and 2017, the deferred financing costs, net of accumulated amortization amounted to $268,381 and $113,609, respectively, and are presented as a deduction from the carrying value of the long-term debt in the combined balance sheets.

Exit or Disposal Cost Obligations

A liability for costs associated with exit or disposal activities is recognized when incurred and measured at its fair value.

Income Taxes

Effective with the change in control on January 1, 2015, Halo US is taxed as a C corporation. Halo Pharma recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The major temporary differences that give rise to the deferred tax assets and liabilities are the inventory capitalization, and depreciation and amortization. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years.  Although realization is not assured, management believes it is more likely than not that all of the deferred income tax asset will be realized. The amount of the deferred income tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

Realty is treated as a partnership for USA federal and state income tax purposes. Realty leases real property to its parent Halo US.  Realty’s taxable income is allocated among the members in accordance with the regulations of the Company and the members include their proportionate share of its taxable income or loss on their individual federal and state income tax returns.  In 2016, Realty was owned by Holding, a disregarded entity for tax purposes. At the end of 2017, the Class B and C Units of Realty, which were owned by JHG, were redeemed by Holding.  Holding was a disregarded entity owned directly by Halo US, which was also liquidated into Halo US during 2017. Due to these transactions, Realty became a single member LLC owned directly by Halo US.

Management has evaluated its tax positions and believes that there are no adjustments or disclosures of possible additional tax liabilities as of June 30, 2018 and 2017.  The Company policy is for any interest and penalties related to those uncertain tax positions to be included in the provision for income taxes.  The amount that may ultimately have to be recognized, in the event that the Company tax returns are examined by the appropriate taxing authority, may differ from management’s estimate.  The income tax returns of the Company are subject to examination by certain taxing authorities, generally for three years after they are filed.

The Tax Cuts and Jobs Act (the “Act”) was enacted into USA law on December 22, 2017.  The Act permanently reduces the U.S. federal top corporation rate from 35% to a flat 21% beginning January 1, 2018, and requires that the Company’s deferred tax assets and liabilities be remeasured at December 31, 2017.  The Company remeasured its deferred assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21%.  The net charge recorded related to the remeasurement of the Company’s deferred tax balances was $2,785,375.

Recent Accounting Pronouncements

In 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This new standard will replace all current US GAAP guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition guidance provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. This guidance can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. In 2015, the FASB issued guidance (ASU 2015-14) to defer the effective date to fiscal years beginning after December 15, 2018 with early adoption for fiscal years beginning December 15, 2016. The Company is evaluating the impact of adopting this new accounting guidance on the combined financial statements.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

In 2015, the FASB issued ASU 2015-11, Inventory (Topic 330):  Simplifying the Measurement of Inventory.  The standard simplifies the current “lower of cost or market” test by eliminating the multiple measures of “market.”  Inventory would be measured as the lower of cost or net realizable value (“NRV”). NRV retains its current definition, “estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.”  The ASU excludes inventory measured using the last-in, first-out and retail inventory methods; entities using those methods would continue applying their existing impairment models. This guidance is effective for annual periods beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning after December 15, 2017. Early adoption is permitted. The Company has adopted the guidance with no material impact on the combined financial statements.

In 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new guidance will require entities that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The ASU also will require disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by entities that own the assets leased by the lessee remain largely unchanged. The new standard is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact of adopting this new accounting guidance on the combined financial statements.

3.	INVENTORIES

Inventory consists of the following as of June 30, 2018 and 2017:

	2018	2017
Raw materials	$5,317,467	$6,756,911
Work-in-process	2,242,129	967,714
Finished goods	1,361,513	1,419,474
Packaging and supplies	2,933,105	4,345,600
	$11,854,214	$13,489,699

4.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following as of June 30, 2018 and 2017:

	Estimated	2018	2017
	Useful Lives	Amount	Amount
Land and land improvements	n/a - 5 yrs	$8,457,205	$8,480,512
Building and building improvements	15 - 36 years	38,152,585	36,691,464
Machinery and equipment	5 - 15 years	33,025,806	31,388,498
Software and computer equipment	3 - 10 years	4,340,526	4,180,845
Furniture and fixtures	2 - 7 years	1,335,160	983,742
Construction in progress	n/a	2,585,416	1,967,134
Total		87,896,698	83,692,195
Less: Accumulated depreciation and amortization		(25,175,664)	(19,314,247)
Net		$62,721,034	$64,377,948

Depreciation expense totaled $3,008,117 and $2,668,570 for the six-month periods ended June 30, 2018 and 2017, respectively.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

5.	INTANGIBLES

Intangibles consist of the following:

	2018
	Gross Amount	Accumulated Amortization	Net
Trade names	$1,231,592	$(431,057)	$800,535
Customer relationships	2,722,600	(952,910)	1,769,690
Product rights	1,138,365	(398,314)	740,051
Total	$5,092,557	$(1,782,281)	$3,310,276

	2017
	Gross Amount	Accumulated Amortization	Net
Trade names	$1,239,416	$(309,854)	$929,562
Customer relationships	2,749,426	(687,356)	2,062,070
Product rights	1,155,891	(289,358)	866,533
Total	$5,144,733	$(1,286,568)	$3,858,165

For the six-month periods ended June 30, 2018 and 2017, total amortization expense was $216,875 and $193,818, respectively.

Estimated future amortization is as follows:

July 1, 2018 to December 31, 2018	$254,627
2019	509,256
2020	509,256
2021	645,312
2022	837,165
2023 and thereafter	554,660
$3,310,276

6.	LINES OF CREDIT

Provident Bank

The Halo US, Holding, and Realty entities (collectively, “Halo US Group”) have a revolving line of credit with the Provident Bank which provides Halo US Group with a working capital line of credit. On February 4, 2015, the Provident Bank and the Halo US Group signed a fifth amendment to the credit and security agreement which increased the available line of credit from $5,000,000 to $8,000,000, decreased the interest rate from Wall Street prime plus 1.25% to Wall Street prime plus 0.75%, with a minimum rate from 4.50% to 3.75%, with a borrowing base equal to the maximum advances of up to 80% of eligible accounts receivable plus advances not to exceed 50% of eligible inventory. Advances under this line of credit are due on demand, subject to financial covenants and secured by all of Halo US Group’ assets, the corporate guarantees of Realty and Holding, and the personal guarantees of certain founding stockholders and members. Interest is currently payable monthly at the Wall Street Prime plus twenty-five basis points to the Wall Street Prime plus 0.75%, with a minimum rate of 3.75% (4.75% and 4.50% at June 30, 2018 and 2017). At June 30, 2018 and 2017, Halo US had $0 and $6,000,000 outstanding liability under the line of credit, respectively.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

On February 1, 2017, Halo US Group amended the credit and security agreement with the Provident Bank in which the maturity date of the revolving line of credit was extended through July 1, 2017. In addition, the interest rate and certain financial covenants were also amended. December 26, 2017, Provident Bank extended the maturity date of the revolving line of credit through March 29, 2018. Subsequent to year end 2017, Halo US Group paid off the entire $6,000,000 balance of the credit facility.

On April 17, 2018, Halo US Group obtained a revolving loan with the Provident Bank which provides Halo US Group with a working capital line of credit for up to $8,000,000 and secured a term loan of $25,000,000 (see Note 7). The revolving loan has an initial 13 month term at interest rates of Wall Street journal prime plus 0.25%, with a minimum rate of 3.75% and has not been utilized as of June 30, 2018.

Other Credit Facilities

Under an agreement with HSBC Canada signed jointly and severally between Halo Canada, 8121117, and 8119929, and Angel Mirabel (collectively, the “Halo Canada Group”), guaranteed by a movable hypothec of $11,956,955 (CAN$15,000,000) over the universality of the Halo Canada Group assets, the Halo Canada Group benefit from the aggregate credit facilities described hereafter as at June 30, 2018, which provide for covenants and conditions including maximum margin requirements as well as the maintenance of certain financial ratios.

An operating credit facility totaling a maximum of $3,985,652 or its equivalent in U.S. dollars, subject to renewal at the discretion of the financial institution; as at June 30, 2018, the operating credit facility was not used.

A capital loan credit line totaling a maximum of $3,219,090.  The outstanding balance as of June 30, 2018 and 2017 amounted to $2,120,684 and $2,381,470, respectively, which is recorded under long-term debt.

An equipment credit line totaling a maximum of $716,215 to assist in financing up to 75% of the cost before tax of acquisition by the Halo Canada Group of new fixed machinery and equipment. The outstanding balance as of June 30, 2018 and 2017, an amount of $180,693 and $352,601, respectively, which is recorded under long-term debt.

The credit facilities bear interest at the prime rate plus 1% (4.2% and 3.7% as of June 30, 2018 and 2017, respectively).

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

7.	long-term debt

The debt consists of the following:

	2018	2017
Mortgage Payable - Provident Bank - $18,000,000 mortgage note, dated
December 11, 2012, 10 year term, 20 amortization period, interest rate fixed at
4.25%, payable in monthly installments of principal and interest of $112,043, maturing on January 1, 2023. The loan is secured by substantially all property, plant, and equipment of Realty and Halo US and unconditionally
guaranteed by Holding, Halo US, and certain founding stockholders and members.	$14,536,229	$15,237,613

Equipment Term Note - Provident Bank, dated December 1, 2013, seven year term, interest rate fixed at 4.83%, payable in monthly installments of principal and interest of $42,260 commencing January 1, 2014, maturing on
December 1, 2020. The loan is secured by Halo US’ assets, the corporate guarantees of Realty and Holding, and the personal guarantees of certain
founding stockholders and members.	1,191,039	1,629,107

Term Note - Provident Bank, dated August 1, 2014, seven year term, interest rate fixed at 4.625%, payable in monthly installments of principal and interest of $13,956, maturing on August 1, 2021. The loan is secured by Halo US’
assets, the corporate guarantees of Realty and Holding, and the personal
guarantees of certain founding stockholders and members.	494,853	635,511

Term Note - Provident Bank, dated November 5, 2014, seven year term, interest rate fixed at 4.50%, payable in monthly installments of principal and interest of $34,866, maturing on November 1, 2021. The loan is secured by
Halo US’ assets, the corporate guarantees of Realty and Holding, and the
personal guarantees of certain founding stockholders and members.	1,316,328	1,664,933

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

	2018	2017
Term Loan - Provident Bank, $25,000,000 loan, dated April 17, 2018, four year term, interest rate at 4% plus 30-day LIBOR, payable in semi-annual of principal and interest of $1,500,000, maturing on April 1, 2022. The loan is
secured by Halo US’ assets, the corporate guarantees of Realty and Holding.	$25,000,000	$-

Capital Expenditure Finance Loan - HSBC, totaling a maximum of $690,844, prime rate plus 1% (4.45% and 3.7% as of June 30, 2018 and 2017), payable in monthly installments of $13,286, secured by a movable hypothec
on the universality of property, maturing in July 2021.	468,301	629,316

Equipment Loan - HSBC, totaling a maximum of $408,513, prime rate plus
1% (4.45% and 3.7% as of June 30, 2018 and 2017), payable in monthly installments of $14,590, secured by a movable hypothec on the universality of
property, maturing in July 2019.	180,693	352,601

Equipment Loan - HSBC, with an original amount of $3,814,269, prime rate plus 1% (4.45% and 3.7% as of June 30, 2018 and 2017), secured by a movable hypothec on the universality of property, including a guarantee issued by the parent company, payable in monthly installments of $21,602
plus interest, maturing on June 30, 2027.	2,120,684	2,381,470

Equipment Loan - HSBC, with an original amount of $2,491,032, prime rate
rate plus 1% (3.7% as of June 30, 2017).	-	40,135
Total	45,308,127	22,570,686
Less: unamortized deferred financing costs	268,381	113,609
Less: current portion	5,275,419	2,197,451
Noncurrent	$39,764,327	$20,259,626

Future maturities of long-term debt are as follows:

July 1, 2018 to December 31, 2018	$1,957,291
2019	2,250,287
2020	2,230,394
2021	1,639,489
2022	1,106,646
2023 and Thereafter	36,124,021
$45,308,127

All borrowings, including the line of credit, are collateralized by a security interest in substantially all assets of the Company.  The Company required to comply with certain financial covenants which are evaluated annually.  The Company was in compliance with those covenants as of June 30, 2018 and 2017.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

8.	CAPITAL LEASE OBLIGATIONS

The Company has acquired equipment under long-term capital leases expiring between August 2018 and June 2020. The leases are due in monthly installments ranging between $307 and $9,139, including interest ranging between 4.25% and 8.21%. The present values of the minimum lease payments have been capitalized. As of June 30, 2018 and 2017, the property under these capital leases has a total cost, net of accumulated depreciation, of approximately $649,139 and $842,745, respectively. Depreciation of assets under capital leases is included in depreciation expense.

Future minimum lease payments are as follows:

July 1, 2018 - December 31, 2018	$121,412
2019	170,044
2020	51,741
343,197
Less: amounts representing interest	(19,919)
$323,278

9.	LONG-TERM PAYABLE

Long-term payable consists of the following:

	2018	2017
Long-term account payable	$2,519,547	$7,408,049
Bonus payable to employees	148,587	156,699
Agreement with a supplier, without interest, payable in monthly installments of $5,756, maturing in August 2018	10,969	77,920
	2,679,103	7,642,668
Less current portion	1,081,132	4,951,747
Current portion	$1,597,971	$2,690,921

On July 31, 2012, Halo Canada purchased inventories from a third party company (hereafter the “vendor”) in the amount of $22,514,087.  Over the following years, at fixed semi-annual dates starting on December 31, 2012 and ending on June 30, 2017, Halo Canada could, at its request and subject to the vendor’s approval, return inventory at pre-determined conditions to the vendor.  The returned inventories reduced the carrying amount and the corresponding balance payable to the vendor.  The portion of the amount that became due to the vendor on a given instalment date was computed based on a pre-established contractual formula.  Future payments on account of the balance payable to the vendor have been reasonably determined, the current portion payable was recorded as a short-term liability and the balance was recorded as a long-term liability in accordance with the terms of the contract.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

On January 1, 2016, an amendment was made to the original asset purchase agreement with the vendor dated March 28, 2012 and to the original manufacturing supply and to the inventory purchase agreements that were dated July 31, 2012, under which the vendor was granted lower minimum purchase commitments as well as other consideration and Halo Canada was granted a $4,577,576 credit, which was accounted for as gain on settlement of long-term account payable in the combined statements of comprehensive income during the year ended December 31, 2016.  This agreement essentially simplified the timing of cash flows and offsets both payments from and payments to Halo Canada based on the current business circumstances.  Therefore, the credit was applied against the long-term account payable, which relates to the amount due under the inventory purchase agreement as the majority of the basis of the agreement were adjusting sales minimums for reserved capacity, with the exception of $123,337 that was part of a receivable for expenses incurred and waiting for reimbursement.  Therefore, the net income favorable impact was $4,454,239.  In addition, Halo Canada was granted a credit against the long-term account payable amounting to $1,489,536 upon meeting certain criteria.  The Company recorded $793,305 as gain on settlement of long-term account payable in the combined statements of comprehensive income in July 2017 and the remaining amount was not recorded due to not meeting the criteria.

The outstanding balance of long-term account payable as of June 30, 2018 amounting to $2,519,547 and is payable in 10 equal quarterly payments.

10.	STOCKHOLDERS’ EQUITY

Halo US is authorized to issue 1,500 shares of common stock. On January 1, 2012, Halo US issued 900 shares of common stock with no par value to three founding stockholders. In connection with the acquisition on January 1, 2015, these founding stockholders transferred the same number of shares of common stock to Angel US, the parent of Halo US.

8121117 has authorized and issued 100 class “A” shares (voting and participating common stock) amounting to $CAD 1,443,082 at $1 par value to NJ Holdings as of June 30, 2018 and 2017, respectively.

Halo Canada has authorized and issued 1035 common shares amounting to $850,000 with a $1 par value to Angel Mirabel and a minority investor as of June 30, 2018 and 2017.

11.	RELATED PARTY TRANSACTIONS

Employment Agreements

In conjunction with the change in ownership on January 1, 2015, the Company entered into employment contracts with two executives for annual base salaries expiring December 31, 2021 or if certain other criteria occur.  During 2018 and 2017, the Company recorded salaries and benefits expenses amounting to $364,470 and $379,299, respectively, which is presented as part of related party expenses in the combined statements of comprehensive income. There are no unpaid salaries as of June 30, 2018 and 2017.

Management Agreement

Halo US and Halo Canada (collectively, “portfolio companies”) entered into a management agreement with SKCP Fund Management LLC (“SKCP”), an affiliated entity of SK Angel.  The management agreement provides that the management company will provide the portfolio companies with senior level strategic management advice.  For these services, the portfolio companies will pay a management fee of $1,102,000 annually until such time as the portfolio companies are dissolved and wound up in accordance with applicable law.  The Company’s portion of these management fees is included in the related party expenses account in the combined statements of comprehensive income.  No outstanding payable to SKCP as of June 30, 2018 and 2017.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

Transactions with parent company and stockholders

In 2015, Angel US made non-interest bearing advances to Halo US in the amount of $3,000,000.  During 2015, Halo US offset $751,935 against the advance from closing costs which were not reimbursed at closing.  Halo US pays taxes and other expenses on behalf of Angel US.  In 2018, Halo US has fully paid the outstanding payable and Halo US has outstanding receivable of $248,632 as of June 30, 2018 which is presented as part of due from a related parties under current assets in the combined balance sheet. As of June 30, 2017, the outstanding payable (net of related receivables) to Angel US amounted to $2,232,598 was presented as part of due to related parties under noncurrent liabilities in the combined balance sheets as the amount is not expected to be paid within one year as of June 30, 2017.

In May 2018, Halo Canada provided a promissory note to Angel US in the amount of $2,346,855 and Halo US provided promissory notes to SK Angel and to stockholders amounting to $11,238,548 and $8,927,202, respectively. All promissory notes bear an interest of 4.5% plus 30-day LIBOR (6.59% as of June 30, 2018) and the principal and interest are payable on the earlier of (i) May 30, 2019, or (ii) a change of control of lender or borrower, or (iii) sale or other disposition by Borrowers of substantially all of its assets. The notes are secured by Angel US’ and SK Angel’s assets and the borrowers pledges their equity interest in Halo Pharma.  As of June 30, 2018, the total outstanding promissory notes receivable amounted to $22,512,605 was presented as part of due from related parties under current assets in the combined balance sheets.

Halo US is a guarantor on two promissory notes held by the Parent:

On January 1, 2015, Angel US signed a promissory note with SK Angel in the amount of $3,000,000. Interest on the note is fixed at 12% per annum. This note is subordinated to the senior indebtedness (debt with the Provident Bank) and guaranteed by Halo US, Halo Canada and Halo New Jersey Holding LLC and their respective underlying assets. Except as otherwise provided for under the senior indebtedness, the outstanding and unpaid principal shall be paid on the earlier of the seven year anniversary of this note, or full disposition by SK Angel or its affiliates of their equity interests. As of the respective balance sheet dates, the risk of early settlement of the note is remote.

On January 1, 2015, Angel US signed a promissory note to pay one of the founding stockholders $800,000. Interest on the note is fixed at 8% per annum. This note is subordinated to the senior indebtedness (debt with the Provident Bank) and guaranteed by Halo US, Halo Canada, and Holding and their respective underlying assets. Except as otherwise provided for under the senior indebtedness, the outstanding and unpaid principal shall be paid on the earlier of the seven year anniversary of this note, or full disposition by SK Angel or its affiliates of their equity interests. As of the respective balance sheet dates, the risk of early settlement of the note is remote.

Advances to a company owned by a non-controlling shareholder

Halo Canada provided a non-interest bearing advance to 8491372 Canada Inc., a company owned by a non-controlling shareholder. As of June 30, 2018 and 2017, the outstanding receivable to the Company amounted to $217,191 and $220,388, respectively, which is presented as part of due from a related parties under current assets in the combined balance sheets.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

Purchase price payable with non-controlling shareholder

As of January 1, 2015, Halo Canada entered into a takeover agreement to sell 55.1% of its shares with voting rights, resulting in a change of control. SK Angel has acquired 551 class “A” shares of Halo Canada for a total amount of $3,650,000. In consideration thereof, Halo Canada entered into an agreement to pay the non-controlling shareholder an amount of $2,800,000 in quarterly equal instalments of $100,000, bearing no interest and maturing on December 31, 2021 or ending sooner if certain criteria are met.  The debt was initially measured at fair value represented by the capital being discounted at a rate of 4.79%, being the current market for similar loans at issuance. As of June 30, 2018 and 2017, the outstanding related payable amounted to $1,286,679 and $1,616,492, respectively, of which $346,349 and $368,099 is current.

The agreement principal repayments over the next years are as follows:

July 1, 2018 - December 31, 2018	$170,909
2019	354,308
2020	371,640
2021	389,822
$1,286,679

12.	EXIT OR DISPOSAL COST OBLIGATIONS

In 2015, as a result of the Halo US’s change in strategy, the Halo US decided to vacate a building they are leasing for additional lab space. Although the Company remains obligated under the terms of this lease for the rent and other costs associated with the lease through July 2018, the Halo US made the decision to cease using this space during December 2015. As a result, the Halo US recorded a liability for the remaining monthly rental payments plus estimated operating expenses totaling $1,142,476 at December 31, 2015 in accrued expenses, which approximates fair value. For the six-month ended June 30, 2018 and 2017, the Company made total payments amounting to $186,368 and $194,405, respectively. As of June 30, 2018 and 2017, the outstanding liability amounted to $238,755 and $586,493, respectively, which was presented as part of accrued expenses in the combined balance sheets.

13.	COMMITMENTS and contingencies

Operating Leases

Halo US leases warehouse space and on October 21, 2016 has extended the lease through November 2024, with two five year renewal options, from an unrelated party with monthly rent ranging between $18,912 and $24,128 per month. Halo also leases a building which was for additional lab space through July 2018, from an unrelated party with monthly rent ranging between $21,855 and $22,510 per month.

Certain leases call for escalation charges throughout the lease terms, and also include renewal options.

Rent expense was $154,176 and $147,116 for the six-month periods ended June 30, 2018 and 2017, respectively.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

Future minimum payments, including estimated contingent rent for operating expenses, are as follows:

June 30, 2018 - December 31, 2018	$147,566
2019	256,288
2020	262,816
2021	269,376
2022	276,288
2023 and thereafter	548,608
$1,760,942

Litigation and Other

The Company and its affiliates are from time to time subject to certain legal proceedings and claims which arise in the ordinary course of its business and have not been fully adjudicated.  Management presently believes that the ultimate outcome of these proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.  Nevertheless, litigation is subject to inherent uncertainties and unfavorable rulings could occur.  An unfavorable ruling could include money damages and, in such event, could result in a material adverse impact on the Company’s financial position, results of operations or cash flows for the period in which the ruling occurs.

14.	EMPLOYEE BENEFIT PLAN

The Company’ USA employees are employed through an unrelated third party Professional Employer Organization (“PEO”) arrangement. The PEO provides various human resources, employee benefits, regulatory compliance and support and services, including being the sponsor of the defined contribution benefit plan which allows all eligible employees to make tax deferred contributions up to the maximum amount. Halo US matches 50% of employee salary deferral up to a maximum of 4% of eligible compensation contributed to the plan. These matching contributions have a cliff vesting and for the years ended June 30, 2018 and 2017, the Company had matching contributions to the plan amounting to $143,782 and $120,594, respectively, net of any forfeited amounts.

The Company’s Canadian employees have a defined contribution plan. Total cost recognized for the defined contribution plan was $173,474 and $159,840 as of June 30, 2018 and 2017, respectively.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

15.	INCOME TAXES

Income tax expense for the six-month periods ended June 30, 2018 and 2017 is as follows:

	2018	2017
Current
Federal	$1,579,955	$171,322
State	793,543	78,532
International	624,600	917,743
	2,998,098	1,167,597
Deferred
Federal	(505,520)	270,873
State	(285,696)	31,175
International	(483,033)	(282,592)
	(1,274,249)	19,456
Total income tax expense	$1,723,849	$1,187,053

Net deferred tax assets and liabilities consist of the following at June 30, 2018 and 2017:

	2018	2017
Deferred tax assets
Property, plant and equipment - State	$188,862	$100,585
Credits	182,533	21,915
Other accrued expenses	131,736	230,580
UNICAP	77,324	167,129
Net operating losses	8,696	13,433
Accrued impairment cost	-	234,511
Customer deposits	-	205,205
Other	125,777	106,326
	714,928	1,079,684
Valuation allowance	(8,735)	(13,471)
	706,193	1,066,213
Deferred tax liabilities
Property, plant and equipment - federal	(9,590,418)	(11,994,781)
Intangible assets	(996,861)	(1,255,754)
481(a) adjustment - customer deposits	(196,809)	(466,060)
481(a) adjustment - inventory	(10,541)	(24,963)
	(10,794,629)	(13,741,558)
Net deferred tax liabilities	$(10,088,436)	$(12,675,345)

The Company assesses the realizability of deferred tax assets based on an evaluation of positive and negative evidence of future taxable income.  The Company believes that it will generate sufficient future taxable income to realize the income tax benefits related to the deferred income tax assets.

The Company does not have unrecognized tax benefits as of June 30, 2018 and 2017. For the six-month periods ended June 30, 2018 and 2017, there were no accruals of interest and penalties on the combined statement of comprehensive income and no interest and penalties are accrued on the combined balance sheet. The Company does not expect a significant change in the unrecognized tax benefits within the next twelve months.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

The Company operates and files income tax returns in the U.S. jurisdiction and in many state jurisdictions.  Currently, the Company has no open tax audits in any tax jurisdiction.  The Company’s combined U.S. income tax returns have been audited by the Internal Revenue Service for all years through 2013.  The U.S. corporate affiliates have open tax years for certain states for the years ended 2014 onward. The Canada corporate affiliates have open tax years for the years ended 2015 onward

The Act was enacted on December 22, 2017.  The income tax effects of changes in tax law are recognized in the period when enacted.  The Act provides for significant tax law changes and modifications with varying effective dates, which include reducing the U.S. federal corporate income tax rate from 35% to 21% and allowing for immediate capital expensing of certain qualified property acquired and placed in service after September 27, 2017, and before January 1, 2023.

The Company remeasured certain U.S. deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21%.  The provisional amount recorded related to the remeasurement of the deferred tax balance was a tax benefit of $2.8 million.

16.	CONCENTRATIONs OF RISKS

Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

Cash: The Company maintains cash balances with several financial institutions in which deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) for Halo US and Canada Deposit Insurance Corporation (“CDIC”) for Halo Canada. At various times, cash balances at these institutions may exceed the FDIC and/or CDIC insurance limits. As of June 30, 2018 and 2017, cash exceeded the FDIC and CDIC insurance limit by approximately $3.2 million in both periods.

Accounts Receivable:  The Company does business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer.

Business Risk

Information with respect to customers and vendors that account for more than 10% of sales, accounts receivable, and accounts payable as of and for the six-month periods ended June 30, 2018 and 2017 is as follows:

	2018		2017
	Number	Percentage	Number	Percentage
Revenue - commercial and product development	3	38%	2	37%
Accounts receivable	2	27%	3	55%
Accounts payable	1	14%	1	12%

During the six-month periods ended June 30, 2018 and 2017, approximately 66% and 65%, respectively, of the Company revenue was derived from commercial manufacturing production, while 34% and 35%, respectively, was derived from product development activities.

Halo Pharmaceutical And affilliates

Notes to Combined Financial Statements

June 30, 2018 and 2017

The manufacturing of pharmaceutical products is a highly complex process in which varieties of difficulties may arise from time to time. Problems with the manufacturing process could result in delays in manufacturing or shipment of products. The manufacturing facilities also require specialized personnel. Any delay in the regulatory approval of product candidates, or suspension of the sale of any customer products, may cause operating losses as Halo Pharma continues to operate its facility and retain specialized personnel.

All operations are mainly conducted and revenue is mainly generated in the United States and Canada. During the six-month periods ended June 30, 2018 and 2017, approximately 36% and 43%, respectively, of the Company revenue was generated from Canada.

17.	SUBSEQUENT EVENTS

On September 12, 2018, Cambrex Corporation (“Cambrex”) acquired all of the outstanding shares of Halo Pharmaceutical for a cash consideration of $425,000,000.

The Company have evaluated all events through November 5, 2018, the date these combined financial statements were available to be issued, and noted no events, other than those described above, that require consideration for adjustments to, or disclosure in the combined financial statements.